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                                                                   EXHIBIT 10.11

                         LOAN AND SETTLEMENT AGREEMENT


     This Agreement is executed as of January 16, 1998 between New Orleans Paddlewheels, Inc. ("NOP"), Shreveport Paddlewheels, L.L.C. ("Shreveport Paddlewheels"), HWCC-Louisiana, Inc., ("Hollywood"), Sodak Louisiana, L.L.C. ("Sodak") and Hilton New Orleans Corporation ("HNOC"). Capitalized terms not defined herein shall have the same meanings ascribed to such terms in that certain Compromise Agreement of even date herewith among HNOC, NOP, the City of New Orleans ("City") and Queen of New Orleans at the Hilton Joint Venture ("QNOV").

     1.   Settlement of Moving Claims and Loan Agreement.

          A. Pursuant to an order of the Louisiana Gaming Control Board ("LGCB") (submitted to the LGCB in a form approved by each of the parties hereto), approving the Compromise Agreement and that certain Escrow Agreement of even date, and in partial settlement and compromise of the Moving Claims described therein, HNOC has (i) agreed to pay the City the sum of $3 million (the "Initial Payment"); and (ii agreed to establish an escrow account containing $2 million (the "Escrow Funds"). Notwithstanding anything herein or in any other agreement to the contrary, HNOC hereby acknowledges that the Initial Payment is the sole responsibility of HNOC, and that neither QNOV, New QNOV, as hereinafter defined, or any other party hereto shall have any responsibility or liability to HNOC for the repayment of the Initial Payment.

          B. Under the terms of the Escrow Agreement, the Escrow Funds are to be (i) paid to the City upon the transfer of HNOC's interest in QNOV (the "Transfer") to the entity which is proposed to consist of NOP and/or Shreveport Paddlewheels, Sodak and Hollywood, or their affiliates (such entity is hereafter "New QNOV", each of its partners a "Venturer", and such partners collectively the "Venturers"); or (ii returned to HNOC if the Transfer does not occur. If the Escrow Funds are returned to HNOC, then neither QNOV nor any of the Venturers shall have any obligation or liability to HNOC with respect to the Escrow Funds (but this shall not affect any rights of contribution or other rights that the parties may have for any liability that the City of New Orleans may allege as a result of the Escrow Funds not being paid to the City). If the Escrow Funds are paid to the City pursuant to the Escrow Agreement, then such $2 million payment shall be treated as a loan by HNOC to New QNOV (the "Loan"), repayable as set forth herein.

          C. Following the Transfer and the receipt by New QNOV of the first proceeds of the Shreveport Financing (the date of such receipt is the "Funding Date"), except as provided in Section 1D or 1F, below, New QNOV shall be obligated to re-pay the Loan to HNOC or its designee in ten monthly installments of $200,000 each, beginning on the first day of the month following the date that New QNOV commences gaming operations. In this instance, the Loan shall not bear interest, shall be non-recourse against any of the Venturers (except to the extent that they are liable under law as partners of New QNOV) and shall be repayable solely out of revenues of New QNOV.

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          D.  If at any time after the Funding Date, New QNOV publicly announces its intent to terminate the project, or the project is otherwise terminated, the Loan shall be accelerated and become immediately due and payable by New QNOV. In this instance, the Loan shall not bear any interest (unless not paid within thirty days after termination) and shall not be secured by New QNOV or any of the Venturers, but HNOC shall be repaid the Loan from New QNOV out of any funds or other assets then belonging to New QNOV.

          E. If following the Transfer, the Funding Date does not occur or the Shreveport project is terminated for any reason then (x) HNOC shall be entitled to seek repayment of $1.5 million of the Loan, only, from NOP; and
     (y) each of Hollywood and Sodak shall be unconditionally released from any and all liability with respect to the Loan. The Loan shall be repayable by NOP over a period of 36 months, in equal monthly installments of principal, plus interest on the unpaid balance at the Chase Manhattan Bank prime rate of interest plus 2 percent per annum, accruing as of the date of termination of the project as provided under Section D, above. As security for the repayment of the same, NOP hereby agrees to provide HNOC on or before the date of Transfer a perfected first security interest in either
     (i) $1.5 million in the form of a certificate of deposit, letter of credit, or a cash escrow in such amount, or (ii a first preferred ship mortgage in a form acceptable to the parties and in the amount of $2 million encumbering one of NOP's vessels having a fair market value in excess of such amount, as determined by appraisal mutually acceptable to HNOC and NOP. Any such collateral security shall be extinguished and released on the Funding Date, after which NOP shall have no liability or responsibility to HNOC for the repayment of any portion of the Loan other than in its capacity as a partner of New QNOV.

     F. New QNOV or NOP, as applicable, agree to pay any costs, fees, expenses or other amounts (including reasonable attorneys' fees and costs) expended by HNOC to collect amounts due hereunder. Any installment or payment due hereunder and not paid shall bear interest at the prime rate (as determined from the Southeast edition of The Wall Street Journal on the date such payment came due) plus two percent per annum until paid, and if any installment is not timely paid, HNOC shall have the right to accelerate the full principal and interest and demand immediate payment of the full amount thereof.

     2. Partition of Assets of QNOV. Notwithstanding the foregoing or anything herein to the contrary, as between NOP, QNOV and HNOC, only, such parties agree that HNOC shall receive any and all of the assets of QNOV located on the M/V Flamingo and NOP shall be entitled to receive any and all of the assets of QNOV located in the Chicory/New Orleans Tours buildings. Any remaining real or personal assets of QNOV will be partitioned equally among NOP and HNOC (except for proceeds from the Bright Field recovery, which shall be dealt with as set forth in Section 4 below), and cash, if any, in QNOV subsequent to the final accounting, or any other claims or rights attributable to or held by QNOV arising from or related to events or operations prior to the date of the Transfer shall be evenly split between HNOC and NOP. The assets of QNOV shall include the escalators which are currently possessed by QNOV for the benefit of Rouse Corporation, and any proceeds hereafter derived from the sale thereof.

     3. Payment of QNOV Obligations and of Funds Due to QNOV. (a) Attached hereto is a tabulation of the approximate amount of the obligations which are due to QNOV by, and from

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QNOV to, NOP and HNOC and the estimated amount of the obligations which are currently anticipated to be due by QNOV to others (the "Tabulation"). Upon the release of the Bank Seizure, each of NOP and HNOC agree to pay to QNOV any amounts due from such party under the Tabulation, and except for the IRC Repayment, defined hereinbelow, each of HNOC and NOP agrees when necessary, to fund one-half of any additional shortfall arising from the payment of any other of QNOV's debts and obligations to third parties which accrued prior to the date of the Transfer. The Tabulation is not an agreement or acknowledgment that any third party listed thereon is due such amount, but only an agreement between NOP and HNOC that they shall fund the amount set forth thereon in order to meet obligations of the venture, estimated to be as set forth on the Tabulation, and that if it is ultimately determined by joint agreement or arbitration) that additional amounts are due and there is not sufficient cash in QNOV to pay such amounts, that NOP and HNOC will each pay one-half of the amount necessary to fund such amount. The amounts set forth on the Tabulation as due to NOP or HNOC are agreed to at the amount set forth on the Tabulation.

     (b) If there arises a claim against QNOV (or HNOC or NOP as partners thereof) for any additional amounts not set forth on the Tabulation, whether claimed by NOP, HNOC or a third party, NOP and HNOC shall discuss the issues in good faith and attempt to resolve any disputes in a manner acceptable to both parties. If they cannot agree, the matter shall be submitted to arbitration under the rules of the American Arbitration Association, with the parties agreeing to one arbitrator with experience in gaming matters to hear such dispute. If the parties cannot agree on one arbitrator, they shall each choose one arbitrator, and the two so selected shall choose a third, who shall have such gaming experience. The decision of the arbitrator(s) shall be final and binding upon the parties, and the decision so rendered may be enforced by the parties in any court of competent jurisdiction, including the State and Federal courts in the State of Louisiana. Costs of the arbitrator(s) shall be split by the parties, unless the arbitrators determine that a party has acted in bad faith, in which event the costs and fees of such arbitration shall be charged against such party.

     4. IRC Payment. HNOC has previously paid IRC the sum of $750,000 to effect a settlement of claims brought against QNOV by IRC for payment of allegedly due excess rentals. In order to repay HNOC such sum, NOP and HNOC will cause QNOV to assign to HNOC up to, but not in excess of the initial $750,000 received by QNOV in any recovery of insurance or other proceeds due to QNOV in connection with the collision of the M/V Bright Field (the "Recovery"). Any proceeds of the Recovery in excess of $750,000 shall be equally divided between NOP and HNOC. For purposes of the foregoing, the term "Recovery" shall also include any recovery which is due to HNOC independently for damages to the M/V Flamingo, and any such recovery shall be treated as though the same was due to QNOV alone. Each of NOP and HNOC and, to the extent they become partners of QNOV, Shreveport Paddlewheels, Hollywood and Sodak, agree that the Recovery shall be disbursed as aforesaid, and they hereby authorize and direct the employees, agents, insurers or others responsible for such payments to so disburse the Recovery.

     5. QNOV Lease in Chicory Building. NOP hereby gives QNOV the right to continue to lease space in the Chicory Building until the date of the Transfer, upon terms and conditions mutually agreed upon between the parties.

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     6.   Mutual Releases.  From and after the date hereof (i) NOP and HNOC shall and do hereby reciprocally release QNOV and each other and their respective affiliates, officers, directors, agents, representatives and attorneys (including, without limitation, James E. Smith, Jr. and the firm of Smith Martin), from any and all claims, causes of action or rights associated with or related to the QNOV venture, excluding those matters set forth below, but including, without limitation, all of the matters referenced in any correspondence between NOP and HNOC or its or their representatives, and (ii except for the obligations undertaken and agreements made herein or in the Indemnity Agreement or Compromise Agreement, NOP and, after the Transfer, New QNOV, will assume from QNOV, NOP and HNOC, and be responsible for, all of the obligations of QNOV and/or HNOC arising under or related to the October 11, 1996 order of the LGCB, and any modification, extension, amendment, alteration or replacement thereof, other than any obligation to the City of New Orleans arising from the relocation of the gaming operations of QNOV to Shreveport, which shall be the obligation of NOP and HNOC, as the former partners of QNOV, to the extent not assumed or incurred by a party or parties under the Compromise Agreement. Notwithstanding the foregoing, the release of claims shall not include any obligations of either NOP, HNOC or QNOV to the other disclosed in the final accounting made pursuant to the winding up of business of QNOV prior to the Transfer; the obligation of any of such parties to continue to wind up such affairs; any liabilities which arise as the result of the breach of this Agreement, the Compromise Agreement or the Escrow Agreement or under any documents or agreements hereafter executed as a result of any of such agreements; or any obligations of the parties to each other under the Indemnity Agreement of even date herewith, all of which such obligations not released herein are hereby reaffirmed and acknowledged by the parties. Further, notwithstanding anything herein to the contrary, it is expressly acknowledged and agreed by the parties hereto that if any persons or entities released herein who are not parties to this Agreement, e.g., affiliates or attorneys of any signatory hereto (hereinafter a "Released Affiliate"), asserts a claim, demand, cause or right of action against any party herein who has previously granted a release in favor of such Released Affiliate, the release previously granted to such Released Affiliate shall be null, void and of no effect, and treated as though it had never been given. If a party hereunder breaches this Agreement, the releases granted hereunder shall be void and of no effect.

     7. Counterpart Execution and Assignment. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which shall constitute one and the same Agreement. This Agreement may be executed by facsimile or similar communication, which shall be a legal, valid and binding agreement of the parties for all purposes, and the party so signing shall provide the other party an original signed copy of the Agreement as soon as practicable. HNOC shall be entitled to assign the debt, the payments due hereunder and/or all other rights to repayment of the loan hereunder to any successor or designee. If any party hereto transfers any portion of its interest in QNOV to another party, or if another party becomes a partner in QNOV, then such transferee or partner shall also be liable for its ratable share of the obligations of its transferor or its ratable interest in the partnership, as the case may be, and the transferror or the other partners shall cause such transferee or partner to so become obligated.

     8. Notices and Loan Payments. Payments of the Loan, notices and other communications shall be delivered to HNOC addressed to Scott LaPorta, Senior Vice President and Treasurer, Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210. Notices and other communications shall be delivered to the other parties as follows:

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          If to NOP:

                    New Orleans Paddlewheels, Inc.
                    Suite 202
                    610 South Peters
                    New Orleans, La. 70130

          with a copy to:

                    Richard P. Richter, Esq.
                    McGlinchey Stafford
                    643 Magazine Street
                    New Orleans, LA 70130

          If to Sodak:

                    Sodak Louisiana, L.L.C.
                    5301 South Highway 16
                    Rapid City, SD 57701

          If to Hollywood:

                    HWCC-Louisiana, Inc.
                    2200 Two Galleria Tower
                    13455 Noel Road
                    Dallas, TX 75240
                    Attn: General Counsel

     Any party may change the foregoing address by delivery of notice to the other parties of such change.

     9. Paramount Agreement. This Agreement shall supersede any prior agreements among the parties hereto with respect to the subject matter contained herein.

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     10.  Attorneys Fees and Remedies.  The parties hereto acknowledge and agree that time is of the essence under this Agreement, and in addition to any other remedies provided hereunder, under law or in equity, the parties shall be entitled to the remedy of specific performance and each party hereby waives any defense to specific performance based upon the adequacy of damages or the inability of a party to demonstrate or prove irreparable harm. In addition to the foregoing, the parties acknowledge and agree that if a party is successful in asserting a breach or failure to perform under this Agreement, the party that failed to perform shall pay to the prevailing party all costs, attorneys fees and other expenses of and relating to the action, suit or proceeding. Further, the parties acknowledge and agree that any damages that may be awarded for a breach or failure of or under Sections 1(C), 1(D), 1(E), 1(F), 2, or 4, the requirement to fund the Tabulation amount or to perform an obligation rendered by an arbitrator under Section 3, and obligations not released under Section 6, will not fully compensate the parties for the actual damages and other injury suffered; therefore, the parties agree that in addition to (and not as a reduction of) all damages that may be awarded, the party breaching or failing to perform shall pay to the party asserting such breach or failure the sum of two hundred thousand dollars and no cents ($200,000) as additional and liquidated damages. The parties hereto agree that such sum is reasonable and acceptable, and each has consulted with counsel and agrees to such sum as additional and liquidated damages.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Loan and Settlement Agreement as of the date first above written.

New Orleans Paddlewheels, Inc.          Hilton New Orleans Corporation



---------------------------------       ---------------------------------
By:     Duane Smith                     By:     Wallace R. Barr
Title:  President                       Title:  President

Sodak Louisiana, L.L.C.                 HWCC-Louisiana, Inc.



---------------------------------       ---------------------------------
By:                                     By:
   ------------------------------          ------------------------------
Title:                                  Title:
      ---------------------------             ---------------------------

Shreveport Paddlewheels, L.L.C.



---------------------------------
By:     Duane Smith
Title:  President

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